Exhibit 99.5
Holders of Record, holding 5% or more of the outstanding balance for Bear Stearns Asset Backed
Securities I LLC, Asset-Backed Certificates, Series 2004-FR2 as reflected in the security position listing as of December 31, 2004 provided by DTC.

Class
Name and Address of Holder
Amount Held
% Class

I-A-1
Mellon Trust
96,889,000
100%
525 William Penn Place
Suite 3418
Pittsburg, PA 15259

I-A-2
The Bank of New York
22,363,000
69%
One Wall Street
New York, NY 10286
JP Morgan Chase Bank NA
10,000,000
31%
14201 Dallas Parkway
Dallas, TX 75254

II-A
FA MA INVT
243,910,000
100%
3900 Wisconsin Avenue NW
Washington, DC 20016

JP Morgan/CC2
15,276,000
5%
14201 Dallas Parkway
Dallas, TX 75254

JP Morgan Chase Bank NA
15,000,000
49%
14201 Dallas Parkway
Dallas, TX 75254

LaSalle Bank
8,214,000
100%
135 S. LaSalle Street
Chicago, IL 60603

CGM.SAL BR
7,500,000
45%
333 W. 34
th
Street
3
rd
Floor
New York, NY 10001

LaSalle Bank
4,928,000
30%
135 S. LaSalle Street
Chicago, IL 60603

Wells Bank NA
4,000,000
24%
733 Marquette Avenue
Minneapolis, MN 55479

LaSalle Bank
3,041,000
45%
135 S. LaSalle Street
Chicago, IL 60603

SSB&T Co.
4,000,000
57%
1776 Heritage Drive
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

Bear Stern
2,250,000
38%
One Metrotech Center North
4 th Floor
Brooklyn, NY 11201

JPM/GW CAP
1,500,000
25%
4 New York Plaza
21 st Floor
New York, NY 10004
JP Morgan Chase Bank NA
2,117,000
36%
14201 Dallas Parkway
Dallas, TX 75254

JPM/GW CAP
1,500,000
25%
4 New York Plaza
21 st Floor
New York, NY 10004

Mellon Trust
1,000,000
17%
525 William Penn Place
Suite 3418
Pittsburg, PA 15259

UBSSEC/CMO
3,367,000
57%
299 Park Avenue
New York, NY 10171

JPM/GW CAP
3,394,000
72%
4 New York Plaza
21 st Floor
New York, NY 10004

Mellon Trust
1,300,000
28%
525 William Penn Place
Suite 3418
Pittsburg, PA 15259